Exhibit 11

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP ONE BEACON STREET BOSTON, MASSACHUSETTS 02108-3194 TEL: (617) 573-4800 FAX: (617) 573-4822 www.skadden.com	FIRM/AFFILIATE
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November 17, 2011

BlackRock Enhanced Equity Dividend Trust 100 Bellevue Parkway Wilmington, Delaware 19809

RE:	BlackRock Enhanced Equity Dividend Trust - Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as special counsel to BlackRock Enhanced Equity Dividend Trust, a Delaware statutory trust ("Acquiring Fund"), in connection with the issuance of the Acquiring Fund's common shares of beneficial interest, par value $.001 per share (the "Shares"), pursuant to each Agreement and Plan of Reorganization by and between the Acquiring Fund and each of BlackRock Equity Dividend Trust, a Delaware statutory trust, and BlackRock Strategic Equity Dividend Trust, a Delaware statutory trust (each, a "Target Fund") (collectively, the "Agreements").

This opinion is delivered in accordance with the requirements of Item 16 of Form N-14 under the Securities Act of 1933 (the "1933 Act").

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a)                the Acquiring Fund's Notification of Registration filed pursuant to Section 8(a) of the Investment Company Act of 1940 Act (the "1940 Act") on Form N-8A, as filed with the U.S. Securities and Exchange Commission (the "Commission") on July 6, 2005;

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(b)               the registration statement on Form N-14 (File No. 333-177181) of the Acquiring Fund relating to the Shares, filed with the Commission on October 5, 2011, and as amended by Pre-Effective Amendment No. 1 being filed herewith under the 1933 Act (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement");

(c)                an executed copy of a certificate of Janey Ahn, Assistant Secretary of the Acquiring Fund, dated the date hereof (the "Secretary's Certificate");

(d)               a copy of the Certificate of Trust of the Acquiring Fund, as amended, and certified pursuant to the Secretary's Certificate (the "Certificate of Trust");

(e)                a copy of the Agreement and Declaration of Trust of the Acquiring Fund, dated as of July 1, 2005, by and between Anne F. Ackerley and the holders of shares of beneficial interest, certified pursuant to the Secretary's Certificate (the "Declaration of Trust");

(f)                a copy of the Amended and Restated Bylaws of the Acquiring Fund, as amended and in effect as of the date hereof, certified pursuant to the Secretary's Certificate (the "Bylaws" and, together with the Certificate of Trust and the Declaration of Trust, the "Governing Documents");

(g)               a specimen certificate evidencing the Common Shares, as filed with the Commission on August 24, 2005, and certified pursuant to the Secretary's Certificate;

(h)               a form of each Agreement, certified pursuant to the Secretary's Certificate;

(i)                 a copy of certain resolutions of the Board of Trustees of the Acquiring Fund, adopted on September 9, 2011, relating to each Agreement, the authorization and issuance of the Shares pursuant to the Agreements, the filing of

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the Registration Statement and any amendments thereto and related matters, certified pursuant to the Secretary's Certificate;

(j)                 a copy of a certificate, dated November 2, 2011, and a bringdown verification thereof, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Acquiring Fund's existence and good standing in the State of Delaware; and

(k)               a copy of a certificate, dated November 1, 2011, from the Secretary of State of the State of New York as to the Acquiring Fund's qualification to do business in the State of New York.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Acquiring Fund and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Acquiring Fund and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Acquiring Fund, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Acquiring Fund and others and of public officials.

In addition, in rendering the opinion stated herein, we have further assumed that:

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(a)                the Governing Documents are in full force and effect and have not been amended;

(b)               the Governing Documents are the only instruments or agreements creating the Acquiring Fund and providing for the governance of the affairs of the Acquiring Fund and the conduct of its business, and we do not express any opinion with respect to the effect of any other instrument or agreement as to the affairs of the Acquiring Fund and the conduct of its business;

(c)                neither the execution and delivery by the Acquiring Fund of the documents examined by us nor the performance by the Acquiring Fund of its obligations under each of the documents examined by us: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Acquiring Fund or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Acquiring Fund or its property is subject, (iii) violates or will violate any law, rule or regulation to which the Acquiring Fund or its property is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction;

(d)               any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time;

(e)                that the Agreement entered into in connection with the reorganization of each Target Fund with the Acquiring Fund is substantially identical to the form of Agreement reviewed by us;

(f)                that the reorganization of each Target Fund with the Acquiring Fund and the related Agreement and other related matters will have been approved by all necessary state law actions on the part of the Acquiring Fund and the Target Funds at the time the Shares are issued and delivered;

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(g)               the payment of consideration in respect of the Shares, and the application of such consideration, as provided in the Governing Documents and each Agreement, as applicable, the satisfaction of all conditions precedent to the issuance of Shares pursuant to the Agreements, and compliance with all other terms, conditions and restrictions set forth in the Agreements and the Governing Documents, as applicable, in connection with the issuance of Shares have occurred; and

(h)               to the extent any physical certificates are issued for Shares, the Shares to be issued pursuant to the Agreements will be duly countersigned and registered by the Acquiring Fund's transfer agent and registrar for the Shares and will be in the form of the stock certificate examined by us.

Our opinion set forth herein is limited to the Delaware Statutory Trust Act and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that the Shares of the Acquiring Fund to be issued and delivered to shareholders of the Target Funds (the "Purchasers") pursuant to the terms of the respective Agreements, have been duly authorized and, when the Registration Statement, as finally amended, has become effective under the 1933 Act and the Shares have been issued and delivered in accordance with the provisions of the respective Agreements, the Shares will be validly issued and, under the Delaware Statutory Trust Act, the Purchasers will have no obligation to make further payments for the purchase of the Shares or contributions to the Acquiring Fund solely by reason of their ownership of the Shares, except as provided for in Section 3.8 of the Declaration of Trust and except for their obligation to repay any funds wrongfully distributed to them.

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We hereby consent to the filing of this opinion with the Commission as Exhibit 11 to the Form N-14. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

Very Truly Yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP